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                                                                 EXHIBIT 10.9(a)

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), is made and entered into this 19th day of July, 2001 by and between Inergy Partners, LLC, a Delaware limited liability company (the "Company"), and Phillip
L. Elbert, an individual (the "Employee").

          WHEREAS, the parties entered into that certain Employment Agreement, dated January 12, 2001 (the "Employment Agreement"); and

          WHEREAS, the parties desire to amend the Employment Agreement as provided herein;

          NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties agree as follows:

          1.   Additional Benefits.  Section 4(b) of the Employment Agreement is
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hereby amended to read in its entirety as follows:

          (b) In the event that the Company effects the IPO (or at such earlier time as the Company may elect), effective immediately upon the IPO (or at such earlier time), the Company will have in place a key employee equity plan that the Employee will participate in, such that, assuming (i) the value of the units (or other securities pursuant to such key employee equity plan) grows at a fifteen percent (15%) annual rate (compounded annually) from the date of the IPO, and (ii) the Employee is employed by the Company continuously for a five (5)-year period from the date of the
     IPO (subject to the proviso below), the Employee would have equity value (computed as the difference between the value of the units (or other securities pursuant to the key employee equity plan) and the strike price) under such key employee equity plan equal to One Million Dollars ($1,000,000) on the fifth anniversary date of the date of the IPO. The Employee will vest in full (with no partial vesting) on the fifth anniversary date of the IPO; provided, however, if Employee ceases to be employed by the Company by reason of his death or disability or by reason of the Company terminating his employment without cause, he or his legal representative shall have the right to exercise that portion of such option that is equal to the number of full years he was continuously employed since the IPO divided by five, so that by way of example, if Employee were continuously employed by the Company for two and one-half years after the IPO but at that time became disabled, he (or his legal representative)
     would have the right to exercise 40% of such option at any time prior to its expiration. Such option will expire ten years after the date of the IPO. In the event of an initial public offering ("IPO") of partnership units of a master limited partnership ("MLP") sponsored by the Company on or prior to August 31, 2001, the Employee's rights under this Section 4(b)
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     shall automatically terminate and in lieu thereof Employee shall be granted options to acquire 55,500 common
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     units of the MLP with an exercise price equal to the IPO price per common unit, all as may be subject to the provisions of such option agreement and/or plan of the MLP.

          2.   Entire Agreement.  This Amendment and the Employment Agreement as
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amended by this Amendment embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

          3.   Governing Law.  This Amendment and all rights and obligations of
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the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Indiana applicable to agreements made and to be performed entirely within the State, including all matters of enforcement, validity and performance; provided, however, that to the extent any provision herein is deemed unenforceable in the State of Indiana, then this Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

          4.   Counterparts.  This Amendment may be executed in any number of
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counterparts, all of which taken together shall constitute one agreement, and all of the parties hereto may execute this Amendment by signing any such counterpart.

          IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the date set forth above.

                                   INERGY PARTNERS, LLC

                                   By: /s/ John J. Sherman
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                                        John J. Sherman, President

                                   /s/ Phillip L. Elbert
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                                   Phillip L. Elbert